Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Sontera Design Inc., on Form S-1, of our report dated July 28, 2008 for the financial statements of Sontera Design Inc. as of March 31, 2008, and for the period from March 12, 2008 (inception) through March 31, 2008. We also consent to the reference to us under the heading “Experts” in this registration statement.

MALONE & BAILEY, PC

www.malone-bailey.com
Houston, Texas

July 28, 2008